UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2021

DEERFIELD HEALTHCARE TECHNOLOGY

ACQUISITIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39391	85-0992224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 37th Floor New York, New York 10017
(Address of principal executive offices, including zip code)

(212) 551-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	DFHTU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DFHT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DFHTW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Supplemental Disclosures to Proxy Statement

As previously disclosed, on December 18, 2020, Deerfield Healthcare Technology Acquisitions Corp. (“DFHT”), entered into a Business Combination Agreement (the “Business Combination”), by and among DFHT, CareMax Medical Group LLC (“CareMax”) and IMC Medical Group Holdings LLC (“IMC”).

On February 17, 2021, February 17, 2021, March 3, 2021 and March 7, 2021 DFHT received letters (the “Shareholder Letters”) from Long Law, LLC, WeissLaw LLP, Rigrodsky Law P.A. and Monteverde & Associates PC, respectively, on behalf of purported shareholders of DFHT claiming certain allegedly material omissions in the preliminary proxy statement filed on January 20, 2021 by DFHT in connection with the transactions contemplated by the Business Combination. On May 14, 2021, DFHT filed the definitive proxy statement relating to the Business Combination (the “Proxy Statement”).

While DFHT believes that the disclosures set forth in the Proxy Statement comply fully with applicable law, in order to moot the purported shareholders’ disclosure claims in the Shareholder Letters, to avoid nuisance, cost and distraction, and to preclude any efforts to delay the closing of the Business Combination, DFHT has determined to voluntarily supplement the Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, DFHT specifically denies all allegations in the Shareholder Letters that any additional disclosure was or is required. DFHT believes the Shareholder Letters are without merit.

The following supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement. Underlined text shows revisions or additions to a referenced disclosure in the Proxy Statement.

The following disclosure replaces the seventh bullet of the second paragraph under the heading “DFHT’s Board of Directors’ Reasons for the Approval of the Business Combination” on page 30 of the Proxy.

Attractive Market Valuation of Comparable Companies. The market valuation of comparable companies (consisting of Oak Street Health, 1 Life Healthcare, Clover Health and Cano Health which we refer to collectively as the “Comparable Companies”) have expected enterprise value/revenue multiples (based on public filings (including investor presentations) and FactSet as of December 16, 2020 ranging from 3x to 12x (and a mean of 7.7x)) for 2021. Our Board believes that these multiples compare favorably to an initial market valuation of the post-Business Combination company reflected in the terms of the Business Combination corresponding to an enterprise value of 1.3x CareMax’s and IMC’s management’s forecasted 2021 revenue;

The following disclosure replaces the fourth and fifth paragraphs under the heading “DFHT’s Board of Directors’ Reasons for the Approval of the Business Combination” on page 30 of the Proxy.

In connection with analyzing the Business Combination, our management, based on our experience and judgment, selected the Comparable Companies. Our management selected these companies because they are publicly traded companies (or, in the case of Cano Health, were in the process of becoming a publicly traded company through its own business combination) with certain operations, results, business mixes or size and scale that, for the purposes of analysis, may be considered similar to certain operations, results, business mixes or size and scale of CareMax and IMC. None of the Comparable Companies is identical or directly comparable to CareMax or IMC.

In connection with our analysis of the Business Combination, our management reviewed and compared, using publicly available information, certain current, projected and historical financial information for CareMax and IMC corresponding to current and historical financial information, ratios and multiples for the Comparable Companies, as described above.

The following disclosure replaces the eleventh paragraph under the heading “Background of the Business Combination” on page 137 of the Proxy.

On September 14, 2020, DFHT provided IMC with a draft letter of intent for a business combination transaction, which contemplated a proposed purchase price of $250 million, subject to adjustments, to be paid 50% in cash and 50% in stock of DFHT. Over the course of the next several days, representatives of DFHT and IMC continued to negotiate the terms of a potential business combination and the terms of the letter of intent. These negotiations addressed the valuations of the companies, exclusivity obligations of the parties, the amount of equity interests to be retained and the amount of capital to be invested by Deerfield, among other matters. The valuations were based on a multiple of IMC’s Adjusted EBITDA (EBITDA adjusted for special items such as non-recurring professional fees or duplicative systems costs, as determined by management). Between September 14, 2020 and September 22, 2020, representatives of DFHT and IMC, including Messrs. Barasch, Wolfe, Marrero, and Griffin, held various calls and exchanged revised drafts of the letter of intent, and on September 22, 2020, agreed on a final letter of intent, which included an exclusivity obligation applicable to DFHT other than with respect to CareMax. Subsequent to the signing of the letter of intent, DFHT and IMC agreed to change the proposed 50%-50% stock/cash consideration split to 55%-45% stock/cash consideration.

The following disclosure replaces the sixteenth paragraph under the heading “Background of the Business Combination” on page 137 of the Proxy.

On September 25, 2020, DFHT provided CareMax with a draft letter of intent for a business combination transaction. Over the course of the next several days, representatives of DFHT and CareMax continued to negotiate the terms of a potential business combination and the terms of the letter of intent. These negotiations addressed, among other matters, the valuations of the companies, CareMax’ preclosing acquisition of CareOptimize, exclusivity obligations of the parties and the post-closing management of the public company. The valuations were based on a multiple of CareMax’s Adjusted EBITDA (EBITDA adjusted for special items such as non-recurring professional fees or duplicative systems costs, as determined by management). Thereafter, representatives of DFHT and CareMax held various calls and exchanged revised drafts of the letter of intent, and on October 7, 2020, agreed on a final letter of intent.

The following disclosure replaces the twentieth paragraph under the heading “Background of the Business Combination” on page 137 of the Proxy.

On October 13, 2020, representatives of DFHT and UBS held a conference call to discuss the preparation of a combined financial model by consolidating the projections provided by the respective CareMax and IMC management teams. The combined financial model included the projections now incorporated in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”  These projections were based on the assumption that the transaction would close in February 2021 and, as such, the pro forma adjustments for 2021 assumed that the combined company would benefit from a full year of synergies and a full year of acquisitions.

The following disclosure is inserted as the new thirty-fourth paragraph under the heading “Background of the Business Combination” on page 139 of the Proxy.

On December 17, 2020, DFHT retained UBS as its merger and acquisitions advisor. In addition to their role as underwriter in the DFHT IPO, UBS will also receive a fixed-dollar M&A advisory fee and a PIPE placement agent fee based on a percentage of PIPE proceeds raised. All of these fees are contingent on the Closing of the Business Combination.

The following disclosure replaces the seventh bullet of the second paragraph under the heading “DFHT’s Board of Directors’ Reasons for the Approval of the Business Combination” on pages 140 and 141 of the Proxy.

Attractive Market Valuation of Comparable Companies. In order to assess how the market values shares of similar companies and to provide a range of relative implied equity values per share of CareMax and IMC by reference to those companies, DFHT reviewed and compared specific financial and operating data relating to CareMax and IMC with selected companies that DFHT deemed comparable to CareMax and IMC. The selected comparable companies were Oak Street Health, 1 Life Healthcare, Clover Health and Cano Health, which we refer to collectively as the “Comparable Companies”. The valuation of the Comparable Companies have expected enterprise value/revenue multiples (based on public filings (including investor presentations) and FactSet as of December 16, 2020 ranging from 3x to 12x (and a mean of 7.7x)) for 2021. Our Board believes that these multiples compare favorably to an initial market valuation of the post-Business Combination company reflected in the terms of the Business Combination corresponding to an enterprise value of 1.3x CareMax’s and IMC’s management’s forecasted 2021 revenue. DFHT selected the Comparable Companies because the Comparable Companies, like IMC and CareMax, are providers of value-based care to Medicare Advantage populations, including senior care population, and have similar operating profiles. However, because of the inherent differences between the business, operations and prospects of CareMax and IMC and those of the Comparable Companies, DFHT believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected Comparable Company analysis. Accordingly, DFHT also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of CareMax and IMC and the Comparable Companies that could affect the valuations. These qualitative judgments related primarily to profitability levels, differing sizes and growth prospects between CareMax and IMC and the Comparable Companies;

The following disclosure replaces the fourth and fifth paragraphs under the heading “DFHT’s Board of Directors’ Reasons for the Approval of the Business Combination” on page 141 of the Proxy.

In connection with analyzing the Business Combination, our management, based on our experience and judgment, selected the Comparable Companies. Our management selected these companies because they are publicly traded companies (or, in the case of Cano Health, were in the process of becoming a publicly traded company through its own business combination) with certain operations, results, business mixes or size and scale that, for the purposes of analysis, may be considered similar to certain operations, results, business mixes or size and scale of CareMax and IMC. None of the Comparable Companies is identical or directly comparable to CareMax or IMC.

In connection with our analysis of the Business Combination, our management reviewed and compared, using publicly available information, certain current, projected and historical financial information for CareMax and IMC corresponding to current and historical financial information, ratios and multiples for the Comparable Companies, as described above.

Additional Information

In connection with the previously announced proposed Business Combination, DFHT has filed the Proxy Statement with the SEC relating to the Business Combination. DFHT has mailed the Proxy Statement and other relevant documents to the stockholders of DFHT. Stockholders of DFHT and other interested persons are advised to read the Proxy Statement, and any amendments thereto, in connection with DFHT’s solicitation of proxies for the special meeting to be held to approve the Business Combination because the Proxy Statement will contain important information about DFHT, CareMax, IMC and the Business Combination. The Proxy Statement has been mailed to stockholders of DFHT as of April 29, 2021, the record date established for voting on the Business Combination. Stockholders will also be able to obtain copies of the Proxy Statement, without charge, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Deerfield Healthcare Technology Acquisitions Corp., 780 Third Avenue, New York, NY 10017, Attention: Corporate Secretary, or by calling (212) 551-1600.

Participants in the Solicitation

DFHT, CareMax and IMC, and their respective directors and executive officers, may be considered participants in the solicitation of proxies with respect to the proposed Business Combination under the rules of the SEC. Information about the directors and executive officers of DFHT is set forth in DFHT’s Proxy Statement filed with the SEC and amendments thereto filed with the SEC. The Proxy Statement can be obtained free of charge from the sources indicated above.

Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders in connection with the proposed Business Combination is set forth in the Proxy Statement and amendments thereto filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations, the expectation that the combined company’s Class A common stock will be listed on Nasdaq, and the anticipated closing date of the proposed Business Combination. These statements are based on various assumptions and on the current expectations of DFHT and CareMax management and IMC management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of DFHT, CareMax and IMC. These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which CareMax or IMC may become a party or governmental investigations to which CareMax or IMC may become subject that could interrupt or limit CareMax’s or IMC’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in CareMax’s or IMC’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; the inability of the parties to successfully or timely consummate the proposed Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Business Combination or that the approval of the stockholders of DFHT and/or the equity holders of CareMax or IMC for the proposed Business Combination is not obtained; failure to realize the anticipated benefits of the proposed Business Combination, including as a result of a delay in consummating the proposed Business Combination or a delay or difficulty in integrating the businesses of DFHT, CareMax and IMC; the amount of redemption requests made by DFHT’s stockholders; those factors discussed in the Proxy Statement and any amendments thereto filed with the SEC, under the heading “Risk Factors,” and other documents of DFHT filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither DFHT, CareMax nor IMC presently know or that DFHT, CareMax and IMC currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect DHT’s, CareMax’s and IMC’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. DFHT, CareMax and IMC anticipate that subsequent events and developments will cause DFHT’s, CareMax’s and IMC’s assessments to change. However, while DFHT, CareMax and IMC may elect to update these forward-looking statements at some point in the future, DFHT, CareMax and IMC specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing DFHT’s, CareMax’s and IMC’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2021	Deerfield Healthcare Technology Acquisitions Corp.

	By:	/s/ Christopher Wolfe
	Name:	Christopher Wolfe
	Title:	Chief Financial Officer